SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):            April 27, 1998



                                    SCOTT'S LIQUID GOLD-INC.
             (Exact name of Registrant as specified in its charter)

         Colorado                    0-12343            84-0920811
     (State or other               (Commission         (I.R.S. Employer
      jurisdiction                 File Number)        Identification No.)
      of incorporation)


                   4880 Havana Street, Denver, CO            80239
             (Address of principal executive offices)     (Zip Code)

Registrant's telephone number:  (303) 373-4860


Item 5.  Other Events.

     Scott's Liquid Gold-Inc. (the "Company") has previously reported on a lawsuit filed in the federal District Court for the District of Colorado against the Company, Neoteric Cosmetics, Inc., which is a wholly-owned subsidiary of the Company, and other defendants by Leslee Brooks, her husband and a related corporation. The lawsuit concerns alpha hydroxy acid products, and the trial in the Brooks case was most recently scheduled to commence on May 18, 1998. The court has changed the trial date to June 15, 1998, although that date may be again changed to an earlier or a later time. A trial in this matter is expected to last approximately two weeks.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   Scott's Liquid Gold-Inc.
                                   (Registrant)


Date:  April 27, 1998              By:  Barry Shepard, Treasurer